Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                       RIGHT MANAGEMENT CONSULTANTS, INC.
             (Exact name of registrant as specified in its charter)

                Pennsylvania                              23-2153729
          (State of incorporation)          (I.R.S. Employer Identification No.)

              1818 Market Street, Philadelphia, Pennsylvania 19103
               (Address of principal executive offices)(Zip Code)

                        2003 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


   Theodore A. Young, Executive Vice President, General Counsel and Secretary
                       Right Management Consultants, Inc.
                         1818 Market Street, 33rd Floor
                        Philadelphia, Pennsylvania 19103
                     (Name and address of agent for service)

                                 (215) 988-1588
          (Telephone number, including area code, of agent for service)
                         CALCULATION OF REGISTRATION FEE

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
  =====================================================================================================================



                                                 Proposed Maximum       Proposed Maximum
Title of Securities to     No.  of Shares        Offering Price Per      Aggregate Offering   Amount of
be Registered              to be Registered      Share(1)                 Price               Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,             1,000,000  (2)           $ 12.25             $ 12,250,000              $ 991.00
$.01 par value

  =====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. The proposed maximum aggregate offering price has been computed pursuant to Rule 457(h) under the Securities


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         Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sales prices of Registrant's Common Stock as traded on the New York Stock Exchange on May 20, 2003.

(2) In addition, this registration statement also covers an indeterminate number of additional shares that are issuable pursuant to the anti-dilution provisions of the 2003 Employee Stock Purchase Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         There are hereby incorporated by reference: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and (iii) the description of the Registrant's Common Stock, par value $.01 per share (the "Description of Capital Stock"), contained in the Registrant's Registration Statement on Form S-3 dated June 4, 2002.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts.
        --------------------------

     Certain legal matters with respect to the offering of the Common Stock registered hereby have been passed upon by Theodore A. Young, Esq., General Counsel of the Registrant. Mr. Young is an employee of the Registrant and may receive securities under the Registrant's 2003 Employee Stock Purchase Plan.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     To the fullest extent permitted by the Pennsylvania Business Corporation Law of 1988, we are required to indemnify our officers and directors. Our by-laws provide that any director or officer who was or is a party to any proceeding shall be indemnified by us against any liability reasonably incurred by him in connection with such proceeding unless a court has determined that the act or failure to act constituted willful misconduct or recklessness. We are also required to promptly pay for or reimburse all reasonable expenses, including attorneys' fees, incurred by a director or officer in advance of the final disposition of the proceeding if the director or officer agrees to repay such advance if it is ultimately determined that he is not entitled to such indemnification. We are authorized to purchase and maintain insurance against our indemnification obligation, or insure any person who is or was our director, officer, employee or agent against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not we have the power to indemnify him against such liability. We currently maintain directors and officers liability insurance. We are also empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer against liability, whether occurring before or after the execution of the contract. Except to the extent contrary to our by-laws or the Pennsylvania Business Corporation Law of 1988, we are not prevented or restricted from making or providing for indemnities in addition to those provided in our by-laws.

     In addition, Registrant has purchased directors and officers liability insurance for its directors and officers.

Item 8.  Exhibits.
         ---------

The following exhibits are filed as part of this registration statement:

Exhibit No.           Description
-----------           -----------

         4 2003 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.29 filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003

         5 Opinion of Theodore A. Young, Esq. Information Regarding Consent of Arthur Andersen.

         23.1     Consent of Ernst & Young LLP, independent auditors

         23.2     Consent of Theodore A. Young, Esq. (contained in Exhibit 5)

         23.3     Information Regarding Consent of Arthur Andersen

         24 Power of Attorney (included on signature page of the registration statement)

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Item 9.  Undertakings.
         -------------

(a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a) (1) (i) and (a) (1)
(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on May 27, 2003.

                       RIGHT MANAGEMENT CONSULTANTS, INC.


                           By:s/ CHARLES J MALLON
                             ----------------------
                                 Charles J. Mallon
                                 Chief Financial Officer and Principal
                                 Accounting Officer







                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Pinola and Charles J. Mallon, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
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


         Signature                     Title                                    Date
         ---------                     -----                                    ----

S/ RICHARD J. PINOLA                Chairman of the Board                       May 27, 2003
--------------------                and Chief Executive Officer
Richard J. Pinola

S/ CHARLES J. MALLON                Chief Financial Officer and                 May 27, 2003
--------------------                Principal Accounting Officer
Charles J. Mallon

S/ JOSEPH T. SMITH                  Director                                    May 27, 2003
--------------------
Joseph T. Smith

S/ JOHN J. GAVIN                    Director                                    May 27, 2003
--------------------
John J. Gavin

S/ FRANK P. LOUCHHEIM               Director                                    May 27, 2003
--------------------
Frank P. Louchheim

S/ LARRY A. EVANS                   Director                                    May 27, 2003
--------------------
Larry A. Evans

__________________                  Director                                    May   , 2003
Frederick R. Davidson

__________________                  Director                                    May   , 2003
John R. Bourbeau

__________________                  Director                                    May   , 2003
Rebecca J. Maddox

__________________                  Director                                    May   , 2003
Catherine Y. Selleck

S/ OLIVER S. FRANKLIN               Director                                    May 27, 2003
--------------------
Oliver S. Franklin



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

                       RIGHT MANAGEMENT CONSULTANTS, INC.

                        2003 EMPLOYEE STOCK PURCHASE PLAN

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

Exhibit No.            Description
-----------            -----------


         4 2003 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.29 filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003

         5        Opinion of Theodore A. Young, Esq.

         23.1     Consent of Ernst & Young LLP, independent auditors

         23.2     Consent of Theodore A. Young, Esq. (contained in Exhibit 5)

         23.3     Information Regarding Consent of Arthur Andersen

         24 Power of Attorney (included on signature page of the registration statement)




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